UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2007

MERCARI COMMUNICATIONS GROUP, LTD.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-17284 (Commission File No.)	84-1085935 (I.R.S. Employer Identification No.)

1005 East Cobblestone Drive, Highlands Ranch, Colorado         80126
        (Address of principal executive offices)                                     (Zip Code)

(303) 791-3888
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

     On March 21, 2007, Registrant issued and delivered the following unregistered securities:

Name and Address	Number of Shares
Kanouff, LLC	1,000,000
a Colorado limited liability company
2525 E. Cedar Avenue
Denver, Colorado 80209

Underwood Family Partners, Ltd.	1,000,000
a Colorado limited partnership
5 Eagle Pointe Lane
Castle Pines, Colorado 80108

     The shares were issued in payment in full of promissory notes of the Registrant for $10,000 each, held by each of Kanouff, LLC and Underwood Family Partners, Ltd. The Registrant reported the issuance of the notes on Items 1.01 and 3.02 of Form 8-K filed January 22, 2007.

     The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registration of the common stock issued in payment of the notes. The common stock issued is restricted, shares are not transferable except in compliance with the Securities Act of 1933, as amended, and the certificates representing the shares bear appropriate restrictive legends.

     The Registrant used proceeds received at the time of issuance of the notes to pay certain expenses incurred in connection with meeting the Registrant’s obligations as a reporting issuer under the Securities Exchange Act of 1934, as amended. The Registrant became current in its reporting obligations when it filed it Quarterly Report on Form 10-QSB for the quarter ended February 28, 2007.

Item 5.01.      Changes in Control of Registrant.

     (a)     A change in control of the Registrant occurred on or about March 21, 2007.

     (1)      Kanouff, LLC, a Colorado limited liability company, of which John P. Kanouff is the Managing Member, acquired shares of Registrant equal to 41.96% of Registrant’s outstanding voting securities. Underwood Family Partners, Ltd., a Colorado limited partnership, of which Michael C. Underwood is the General Partner, acquired shares of Registrant equal to 41.96% of Registrant’s outstanding voting securities.

     (2)      On March 21, 2007, the Registrant issued and delivered 1,000,000 shares of its common stock to Kanouff, LLC and 1,000,000 shares of its common stock to Underwood Family Partners, Ltd. In payment of all amounts owed by the Registrant under promissory notes held by such persons, as reported in Item 3.02 above.

     Also, effective March 21, 2007, the Registrant’s three directors, Thomas A. Higgins, Robert W. Marsik and Allan Bergenfield, together transferred a total of 570,251 shares of common stock held by them to Kanouff, LLC and Underwood Family Partners, Ltd. in full satisfaction of a loan made to the three directors on January 19, 2007. The shares were transferred as follows:

Kanouff, LLC	285,126
Underwood Family Partners, Ltd.	285,125

     (3)      As a result of the transactions described above, Kanouff, LLC now holds 1,285,126 shares, and Underwood Family Partners, Ltd. owns 1,285,125 shares of Registrant’s common stock. Each of such persons directly and beneficially holds shares of Registrant’s common stock equal to 41.96% of the issued and outstanding common stock of the Registrant after issuance of the securities described in this report on Form 8- K.

     (4)      The persons acquiring control of Registrant surrendered to the Registrant two promissory notes, each for $10,000 in principal amount, in payment for the common stock issued by Registrant as described in Item 3.02 and Item 5.01(a)(2) above. The promissory notes surrendered represented the Registrant’s obligations under loans made to the Registrant on or about January 19, 2007, the proceeds of which were used by the Registrant to pay expenses incurred in meeting the Registrant’s reporting obligations under the Securities Exchange Act of 1934, as amended.

     The shares of Registrant common stock transferred by the three directors were in payment of loans totaling $35,000 made by Kanouff, LLC and Underwood Family Partners, Ltd. to the three directors on January 19, 2007.

(5) Kanouff, LLC and Underwood Family Partners, Ltd. made the loans referred to above using personal funds.

     (6)      Control of the Registrant was acquired from Messrs. Marsik, Higgins and Bergenfield, the directors of the Registrant, who together had owned a majority of the Registrant’s outstanding common stock before the issuance and transfer to Kanouff, LLC and Underwood Family Partners, Ltd.

(7) Messrs. Marsik, Higgins and Bergenfield, the only directors of the Registrant, have agreed to continue as directors of the Registrant until the later to occur of the following:

     (i)      10 days following the date on which the Registrant shall file with the Securities and Exchange Commission and transmit to all holders of record of outstanding securities of the Registrant who would be entitled to vote a meeting for the election of directors, the information required by Rule 14f-1 adopted under the Securities Exchange Act of 1934, as amended, or

(ii) the receipt of a written request from the controlling shareholders that one or more of the directors resign to be replaced with one or more persons designated by the controlling shareholders.

     (8)      Information required by Item 5.01(a)(8) was previously reported in the Registrant Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006 and the Quarterly Reports on Form 10-QSB for the quarters ended August 31, 2006, November 30, 2006 and February 28, 2007.

     (b)     Other then the acquisition of a majority of the issued and outstanding common stock of the Registrant by Kanouff, LLC and Underwood Family Partners, Ltd., as described above, the Registrant is aware of no other arrangement which may result in a change in control.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCARI COMMUNICATIONS GROUP, LTD. By: /s/ Robert W. Marsik Robert W. Marsik President

Date: March 22, 2007

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